WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FIRST QUARTER 2014

~Declares Second Quarter 2014 Dividends~

FOR IMMEDIATE RELEASE

Boston, Massachusetts – May 1, 2014 – Winthrop Realty Trust (NYSE:FUR) (the “Company” or “Winthrop”), a leading real estate value investor, today announced financial and operating results for the first quarter 2014.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended March 31, 2014

Net loss applicable to common shares for the quarter ended March 31, 2014 was ($2.2) million or ($0.06) per common share as compared with net income of $11.0 million or $0.33 per common share for the quarter ended March 31, 2013.  Included in this quarter’s loss is ($9.2) million related to non-cash impairments required to be recognized under GAAP as the result of a shortened hold period now required for the Company’s long term assets due to the proposed adoption of a plan of liquidation by Winthrop’s Board of Trustees.  The shortened hold period resulted in the Company reducing its March 31, 2014 carrying value for financial statement purposes to the current fair value of Winthrop’s Corporetum property located in Lisle, Illinois and its Kroger property located in Greensboro, North Carolina.

For the quarter ended March 31, 2014, Winthrop reported Funds from Operations (“FFO”) applicable to common shares of $10.7 million or $0.30 per common share as compared with FFO of $15.3 million or $0.46 per common share for the first quarter of 2013.

Net Asset Value as of March 31, 2014 and Performance Table

Winthrop’s estimated range of net asset value per common share (“NAV”) at March 31, 2014 was $13.79 to $15.79 as compared to $13.80 to $15.83 at December 31, 2013.  Winthrop’s quarterly supplemental report contains an investment performance table that presents the internal rate of return for each investment made and sold or otherwise liquidated since January 1, 2009.  The pooled weighted internal rate of return on these investments is 29%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

2014 First Quarter Activity

•
Made additional capital contributions to the 701 Seventh Avenue, New York, New York venture bringing Winthrop’s aggregate capital contributions to date to $93.9 million.  In January 2014, the property’s existing indebtedness was refinanced with a new $237.5 million mortgage loan and $315.0 million mezzanine loan to be advanced for construction costs at the property which loans bear interest at LIBOR plus 8% per annum, require payments of interest only and mature January 31, 2017, subject to two, one-year extension terms.  In addition, the venture entered into two additional loan agreements providing for supplemental loans of $262.5 million which, subject to certain conditions, the venture will draw on such loans to provide additional construction financing in order to develop a 452 room hotel which will be constructed above the retail component.  If fully funded, the maximum aggregate debt among the various loans funded would be $815.0 million.

•
Simultaneous with entering into the loans, the 701 Seventh Avenue venture executed an agreement with a wholly-owned affiliate of Marriott International, Inc. to manage and operate an “EDITION” hotel at the property.  The hotel will include 452 rooms and approximately 30,000 square feet of food, beverage and entertainment space.

•
Originated a $15,500,000 mezzanine loan secured by a majority of the limited partnership interests in entities controlled by Freed Management that indirectly hold two retail shopping centers in Chicago, Illinois and acquired for $500,000 their general partner interests in such entities.  The loan bears interest at LIBOR plus 12% (increasing by 100 basis points in each extended term), requires payments of current interest at a rate of 10% per annum (increasing by 50 basis points each year) and has a three-year term, subject to two, one-year extensions.  Upon satisfaction of the loan, Winthrop will be entitled to a participation interest equal to the greater of (i) a 14.5% IRR (increasing to 15.5% IRR after the initial term) and (ii) 30% (increasing to 40% after the initial term and 50% after the first extended term) of the value of the properties in excess of $115 million.  As additional collateral for the loan, Winthrop acquired a pledge of the interests held by Freed Management and its affiliates in the Sullivan Center and Mentor Retail ventures.

•
Sold our Newbury Apartments property located in Meriden, Connecticut for gross sale proceeds of $27.5 million, which was consistent with the previously reported net asset value in Winthrop’s supplemental report.  The sale of this property resulted in a 17.2% IRR on Winthrop’s investment.

•
Sold all of its interests in the loans secured directly or indirectly by Hotel Wales, Wellington Tower, 500-512 Seventh Avenue, Legacy Orchard and San Marbeya for an aggregate sales price of $42.9 million.  In connection with the sale, Winthrop retained an interest only participation in each of the Legacy Orchard loan and the Hotel Wales loan entitling Winthrop to payments equal to interest at 2.5% per annum on the principal amount of the Legacy Orchard loan and 0.5% per annum on the principal amount of the Hotel Wales loan.  The sale of these loans resulted in a 15.5% IRR on Winthrop’s investment.

•
Sold its interests in the Marc Realty ventures related to 4415 West Harrison, Hillside, Illinois; 1701 E. Woodfield, Schaumburg, Illinois; 2205-55 Enterprise, Westchester, Illinois; and River City, Chicago, Illinois for a gross sales price of $6.0 million.  In addition, Winthrop granted to Marc Realty an option exercisable within two years to acquire Winthrop’s interest in the 223 W. Jackson, Chicago, Illinois venture for a purchase price, depending on adjustments and timing, expected to be not less than $5.8 million.  The sales price and option price on Winthrop’s interests is consistent with the aggregate net asset value of these assets as provided in Winthrop’s December 31, 2013 supplemental financial report.

•	Received payment in full of the outstanding principal balance on the Queensridge loan. In addition, Winthrop received an exit fee of $1.8 million in connection with the early satisfaction of the loan.

•
Amended the mezzanine loan agreement collateralized by ownership interests in the office property located in Playa Vista, California to increase the principal balance owed by the borrower to $4.0 million and to increase the interest rate by 1.5% to a rate of 16.25% per annum.  Winthrop’s share of the increased loan receivable amount was $2.0 million.

Subsequent Activity – Plan of Liquidation

•	Announced on April 29, 2014 the adoption by the Board of Trustees a plan of liquidation which is subject to approval by the holders of a majority of Winthrop’s common shares.

Second Quarter 2014 Dividend Declarations

The Company’s Board of Trustees is declaring a regular quarterly cash dividend for the second quarter of 2014 of $0.1625 per common share payable on July 15, 2014 to common shareholders of record on June 30, 2014.

The Company’s Board of Trustees is also declaring a regular quarterly cash dividend for the second quarter of 2014 of $0.578125 per Series D preferred share payable on June 30, 2014 to Series D preferred shareholders of record on June 16, 2014.

Conference Call Information

The Company will host a conference call to discuss its first quarter 2014 results today, Thursday, May 1, 2014 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through June 1, 2014 by dialing (877) 660-6853; conference ID #13579056.  An online replay will also be available for one year.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate collateralized debt, REIT preferred and common stock. For more information, please visit our website at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Revenue
Rents and reimbursements	$19,507	$12,054
Interest, dividends and discount accretion	5,497	5,320
	25,004	17,374
Expenses
Property operating	7,434	3,685
Real estate taxes	2,194	737
Depreciation and amortization	7,399	4,154
Interest	5,693	5,691
Impairment loss on investments in real estate	9,200	-
General and administrative	1,642	844
Related party fees	2,375	2,266
Transaction costs	250	6
State and local taxes	12	14
	36,199	17,397
Other income (loss)
Equity in income of equity investments	6,194	7,869
Earnings from preferred equity investments	7	202
Realized gain (loss) on sale of securities carried at fair value	2	(102)
Unrealized gain on securities carried at fair value	-	1,718
Interest and other income	85	69
	6,288	9,756

Income (loss) from continuing operations	(4,907)	9,733

Discontinued operations
Income from discontinued operations	4,159	3,218

Net income (loss)	(748)	12,951
Net loss attributable to non-controlling interest	1,389	795
Net income attributable to Winthrop Realty Trust	641	13,746
Preferred dividend of Series D Preferred Shares	(2,787)	(2,787)
Amount allocated to Restricted Common Shares	(96)	(2)
Net income (loss) attributable to Common Shares	$(2,242)	$10,957

Per Common Share Data – Basic:
Income (loss) from continuing operations	$(0.18)	$0.23
Income from discontinued operations	0.12	0.10
Net income (loss) attributable to Common Shares	$(0.06)	$0.33

Per Common Share Data – Diluted:
Income (loss) from continuing operations	$(0.18)	$0.23
Income from discontinued operations	0.12	0.10
Net income (loss) attributable to Common Shares	$(0.06)	$0.33

Basic Weighted-Average Common Shares	35,816	33,027
Diluted Weighted-Average Common Shares	35,816	33,029

Comprehensive income
Net income (loss)	$(748)	$12,951
Change in unrealized loss on interest rate derivative	(145)	(1)
Consolidated comprehensive income (loss)	(893)	12,950

Net loss attributable to non-controlling interest	1,389	795
Comprehensive loss attributable to non-controlling interest	1,389	795
Comprehensive income attributable to Winthrop Realty Trust	$496	$13,745

Funds From Operations:

The following presents a reconciliation of net income to funds from operations (“FFO”) for the three months ended March 31, 2014 and 2013 (in thousands, except per share amounts):

	Three Months Ended March 31,
	2014 (unaudited)	2013 (unaudited)
Basic

Net income attributable to Winthrop Realty Trust	$641	$13,746
Real estate depreciation	4,676	3,263
Amortization of lease intangibles	3,248	1,977
Trust’s share of real estate depreciation and amortization of unconsolidated interests	1,793	2,623
Impairment loss on investments in real estate	9,200	-
Gain on sale of real estate	(4,225)	(2,775)
(Gain) loss on sale of equity investments	(69)	110
Less: Non-controlling interest share of depreciation and amortization	(1,635)	(877)

Funds from operations	13,629	18,067

Preferred dividend of Series D Preferred Shares	(2,787)	(2,787)
Amount allocated to Restricted Shares	(116)	(17)
Funds from operations applicable to Common Shares – Basic	$10,726	$15,263

Weighted-average Common Shares	35,816	33,027

Funds from operations per Common Share - Basic	$0.30	$0.46

Diluted

Funds from operations	13,629	18,067

Preferred dividend of Series D Preferred Shares	(2,787)	(2,787)
Amount allocated to Restricted Shares	(116)	(17)
Funds from operations applicable to Common Shares – Diluted	$10,726	$15,263

Basic weighted-average Common Shares	35,816	33,027
Stock options	-	2
Restricted Shares	102	3
Diluted weighted-average Common Shares	35,918	33,032

Funds from operations per Common Share – Diluted	$0.30	$0.46

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  Winthrop calculates FFO by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, impairments, real estate related depreciation and amortization, and depreciation and amortization related to unconsolidated partnerships and ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)
	March 31,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$90,481	$82,215
Buildings and improvements	591,824	588,653
	682,305	670,868
Less: accumulated depreciation	(56,035)	(56,448)
Investments in real estate, net	626,270	614,420

Cash and cash equivalents	102,512	112,512
Restricted cash held in escrows	16,329	13,372
Loans receivable, net	48,667	101,100
Secured financing receivable	30,700	30,728
Accounts receivable, net of allowances of $63 and $414, respectively	2,506	2,229
Accrued rental income, net of allowances of $354 and $0, respectively	12,572	19,760
Loan securities carried at fair value	226	226
Preferred equity investments	6,492	6,485
Equity investments	190,737	149,085
Lease intangibles, net	53,822	49,866
Deferred financing costs, net	6,036	6,189
Other assets	4,090	3,314
Assets held for sale	25,156	23,038
TOTAL ASSETS	$1,126,115	$1,132,324

LIABILITIES
Mortgage loans payable	$476,424	$444,933
Senior notes payable	86,250	86,250
Secured financings	-	29,150
Notes payable	1,693	1,742
Accounts payable, accrued liabilities and other liabilities	24,493	26,266
Related party fees payable	2,605	2,831
Dividends payable	8,964	6,099
Deferred income	825	1,353
Below market lease intangibles, net	10,405	2,399
Liabilities of assets held for sale	1,182	21,638
TOTAL LIABILITIES	612,841	622,661

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 5,060,000 shares authorized and 4,820,000 shares issued and outstanding at March 31, 2014 and December 31, 2013	120,500	120,500
Common Shares, $1 par, unlimited shares authorized; 36,409,710 and 36,401,438 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	35,817	35,809
Additional paid-in capital	647,618	647,121
Accumulated distributions in excess of net income	(330,494)	(322,432)
Accumulated other comprehensive loss	(269)	(124)
Total Winthrop Realty Trust Shareholders’ Equity	473,172	480,874
Non-controlling interests	40,102	28,789
Total Equity	513,274	509,663
TOTAL LIABILITIES AND EQUITY	$1,126,115	$1,132,324

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended March 31, 2014 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614